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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported): September 30, 2000



                   GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)



    Delaware                  0-28238                     54-1521616
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(State or other          Commission file number)        (IRS Employer
 jurisdiction of                                       Identification No.)
 incorporation or
 organization)


             11 Sundial Circle, Suite 17, Carefree, Arizona  85377
           ---------------------------------------------------------
             (Address of principal executive offices)   (Zip Code)



      Registrant's telephone number, including area code:  (480) 575-6972
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       ----------------------------------------------------------------
         (Former name or former address, if changed since last report)



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ITEM 5:   OTHER EVENTS

     On September 30, 2000, Guardian Technologies International, Inc. (the "Company"), completed the acquisition of 100% of the issued and outstanding shares of common stock of Palo Verde Group, Inc., a Colorado corporation. In the transaction, Guardian issued 361,800 shares of its common stock to Redwood MicroCap Fund, Inc., the sole shareholder of Palo Verde Group, Inc. Under the terms of the agreement, Guardian has agreed to register the distribution of the 361,800 shares of Guardian common stock to the shareholders of Redwood MicroCap Fund, Inc., pro rata, which is a publicly reporting company whose shares are traded on the over-the-counter market and quoted on the OTC Electronic Bulletin Board.

     The assets of Palo Verde Group, Inc. consist of certain real property located in Carefree, Arizona and a second mortgage held against certain property located in the State of Wyoming. The Arizona property is held for development.

     Guardian will hold Palo Verde Group as a wholly-owned subsidiary.

     Palo Verde Group does not constitute a significant subsidiary for purposes of Item 310 of Regulation SB, and accordingly audited financial statements and pro forma financial information will not be submitted.

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Exhibits
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          1.0  Agreement and Plan of Reorganization dated September 30, 2000


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GUARDIAN TECHNOLOGIES INTERNATIONAL,
                                   INC.


Date: October 13, 2000             By: /s/ J. Andrew Moorer
     ---------------------            -----------------------------------
                                      J. Andrew Moorer, President